Exhibit 99.1

Phathom Pharmaceuticals Announces Preliminary Fourth Quarter and Full Year 2025 Financial Results

FLORHAM PARK, N.J., January 7, 2026 – Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, today announced certain preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025.

Preliminary Fourth Quarter 2025 Financial Results

•	For the three months ended December 31, 2025, Phathom expects to report:

•	Net revenues of approximately $57 million to $58 million

•	GAAP operating expenses of approximately $59 million to $61 million

•	Non-GAAP operating expenses of approximately $51 million to $53 million, which excludes approximately $8 million of stock-based compensation

•	Fourth quarter 2025 net cash usage of approximately $6 million

•	Cash and cash equivalents of approximately $130 million as of December 31, 2025

Preliminary Full Year 2025 Financial Results

•	For the full year 2025, Phathom expects to report:

•	Net revenues of approximately $174.5 million to $175.5 million

•	GAAP operating expenses of approximately $315.5 million to $317.5 million

•	Non-GAAP operating expenses of approximately $284.5 million to $286.5 million, which excludes approximately $31 million of stock-based compensation

VOQUEZNA® 1 Million Prescription Milestone

•	During the fourth quarter 2025, Phathom surpassed one million prescriptions dispensed for VOQUEZNA products in the United States since launch

Path to Operating Profitability in H2 2026

•	Operating profitability anticipated in the second half of 2026, excluding stock-based compensation

Preliminary Financial Information

The preliminary financial results included in this press release are based on management’s initial analysis of operations for the fourth quarter and year ended December 31, 2025, and are subject to completion of Phathom’s financial closing procedures and audit. Actual results may differ materially from these preliminary estimates. Phathom’s independent registered public accounting firm has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain non-GAAP financial measures. In particular, we have provided non-GAAP operating expenses, adjusted to exclude stock-based compensation, which is substantially dependent on changes in the market price of our common stock. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, we believe the presentation of non-GAAP operating expenses, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. In addition, this non-GAAP financial measure is among those indicators we use as a basis for evaluating performance, and planning and forecasting future periods. This non-GAAP financial measure is not intended to be considered in isolation or as a substitute for its most directly comparable GAAP financial measure. The difference between GAAP and non-GAAP operating expenses is included in the results presented above.

About VOQUEZNA®

VOQUEZNA® tablets contain vonoprazan, an oral small molecule potassium-competitive acid blocker (PCAB). PCABs are a novel class of medicines that block acid secretion in the stomach. VOQUEZNA is approved in the U.S. for the treatment of adults with Erosive Esophagitis, also known as Erosive GERD, the relief of heartburn associated with Erosive GERD, the relief of heartburn associated with Non-Erosive GERD, and for the treatment of H. pylori infection in combination with either amoxicillin or amoxicillin and clarithromycin. Phathom in-licensed the rights to vonoprazan for the U.S., Europe and Canada from Takeda, which markets the product in Japan and numerous other countries in Asia and Latin America.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB), for the U.S., Europe and Canada. Phathom currently markets vonoprazan in the United States as VOQUEZNA® (vonoprazan) tablets for the relief of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and relief of associated heartburn, and as part of VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations as to fourth quarter and full-year 2025 financial results and operating profitability, excluding stock-based compensation, in the second half of 2026. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including the risk that: our actual results for the fourth quarter or full year 2025 may differ materially from our preliminary estimates as a result of changes to assumptions and estimates, the completion of review of internal controls over financial reporting or other quarter-end and year-end procedures, the availability of additional information, audit adjustments, post-closing or subsequent-event evaluations or for other reasons; we may not achieve results, revenues or growth from commercialization of VOQUEZNA at the levels to enable us to meet our expectations as to operating profitability; the market opportunity for VOQUEZNA may be significantly smaller than our expectations; market acceptance for VOQUEZNA from healthcare professionals, patients, and payors may be significantly lower than we anticipate; we may encounter coverage, reimbursement, market access, or other issues in the course of our commercialization efforts that may negatively impact our efforts and results; the unmet need for new treatment options in GERD may not be as high as we anticipate; our estimates of potential market size may not be accurate; our decisions as to where to allocate our resources and focus our efforts may not lead to the results we expect; we may be negatively impacted by regulatory developments or other governmental actions in the United States, including government healthcare reform; we may encounter unexpected adverse side effects or inadequate efficacy of VOQUEZNA that may limit or impair market acceptance; our operating expenses may be higher than we anticipate which could negatively impact our expectations as to operating profitability, including if we decide to engage in activities not currently in our plan or if we face unexpected, or higher than anticipated, expenses, including as the result of unexpected events such as litigation; depending on our results and activities, we may not achieve profitability on the timelines we expect or at all. For additional discussion of these and other risks related to our business, see the risk disclosures in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update these statements to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2026 Phathom Pharmaceuticals. All rights reserved.

VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.